Exhibit 10.11

Lease Agreement

Fukuoka SRP Co., Ltd. (hereinafter referred to as “Party A”) and PicoCELA Inc. (hereinafter referred to as “Party B”) hereby enter into this lease agreement (hereinafter referred to as “this Agreement”) regarding the leased property listed in Article 1 owned by Party A (hereinafter referred to as “the Property”) under the following terms and conditions.

(Leased Property)

Article 1	Party A shall lease to Party B the following Property, and Party B shall lease it from Party A.

Name:	Fukuoka SRP Center Building
Location:	2-1-22 Momochihama, Sawara-ku, Fukuoka City
Structure & Scale:	Steel-framed reinforced concrete structure, 10 floors above ground, 1 floor underground
Floor & Area:	6th floor, Room 609-B, 88.57m² (approx. 26.79 tsubo) (as per the attached drawing marked in red)

(Lease Term)

Article 2	The lease term shall be two years from February 1, 2023, to January 31, 2025. However, if neither Party A nor Party B expresses a different intention in writing at least six months before the expiration of the term, this Agreement shall be automatically renewed for another two years under the same conditions, and the same shall apply to subsequent expirations.

(Purpose of Use)

Article 3	Party B shall not use the Property for any purpose other than the following:

Purpose of Use: Office

(Rent & Common Service Fees)

Article 4	The rent and common service fees shall be as follows:

(1)	Rent: 202,716 yen per month

(2)	Common Service Fees: 106,284 yen per month

2	If the rent or common service fees are for less than one month, the amount shall be calculated on a daily basis, and the same shall apply if these amounts are changed during the month.

(Other Costs besides Rent & Common Service Fees)

Article 5	In addition to rent and common service fees, Party B shall bear the following costs arising from the use of the Property:

(1)	Electricity charges within the rented room (including the cost of replacing light bulbs, etc.)
(2)	Charges for the use of any special electrical or communication equipment installed by Party B
(3)	Air conditioning costs
(4)	Water charges
(5)	Other costs arising from Party B’s use of the Property

2	Costs shall be calculated using a dedicated meter if available, or according to a method prescribed by Party A if no such meter exists.
3	Costs for the use of special facilities or equipment and the method of payment shall be separately stipulated.
4	The cost of cleaning the rented room shall be paid directly by Party B to the contracted cleaning service provider.

(Method of Payment)

Article 6	Party B shall pay the rent and common service fees for the following month by the end of each month, and the costs specified in Article 5 by the end of the month in which the invoice is issued by Party A, by bank transfer to the account designated by Party A. However, bank transfer fees shall be borne by Party B.

(Consumption Tax, etc.)

Article 7	Party B shall bear the consumption tax and other taxes levied on the rent, common service fees, other costs, and any other taxable items under this Agreement, and shall pay the tax amount to Party A in addition to the respective amounts.

(Revision of Rent & Common Service Fees)

Article 8	When renewing this Agreement, Party A and Party B may revise the rent and common service fees through mutual consultation.

2	Notwithstanding the preceding paragraph, if there is a change in economic conditions, an increase or decrease in public taxes, or if the rent and common service fees become unreasonable compared to nearby buildings, Party A and Party B may revise the rent and common service fees during the lease term through mutual consultation.

(Security Deposit)

Article 9	To secure the fulfillment of Party B’s obligations under this Agreement, Party B shall deposit the following amount as a security deposit with Party A upon the conclusion of this Agreement. However, the security deposit shall be non-interest bearing.

Security Deposit: 3,090,000 yen

2	Party B may not assign or use the security deposit as collateral to any third party.
3	In the event of termination of this Agreement, regardless of the reason, Party A shall promptly use the security deposit to settle any outstanding obligations of Party B and return the remaining balance to Party B after Party B has completed the return of the Property.

(Application of Security Deposit)

Article 10	If Party B fails to pay rent or otherwise fulfill obligations under this Agreement, Party A may apply the security deposit to the settlement of the said obligations without prior notice.

2	Upon receiving notice of such application of the security deposit, Party B shall replenish the shortfall within seven days.
3	During the lease term, Party B may not claim an offset of rent or other obligations against the security deposit.

(Penalty for Late Payment)

Article 11	If Party B delays payment of the rent or other charges specified in Articles 4 and 5 beyond the due date specified by Party A in Article 6, Party A may claim a penalty from Party B at an annual rate of up to 14.6% on the overdue amount.

(Prohibition of Assignment and Sublease of Lease Rights)

Article 12	Party B shall not engage in the following activities:

(1)	Assign or pledge the lease rights under this Agreement or the right to claim the return of the security deposit to any third party.
(2)	Sublease the Property in whole or in part, regardless of the name, or transfer or merge the business, or allow any third party to use it for a similar purpose.

(Restrictions on Fixtures and Equipment)

Article 13	If Party B intends to perform the following actions, Party B must obtain prior written approval from Party A, and the costs shall be borne by Party B.

(1)	Install or modify fixtures, partitions, fittings, or other structures within the Property.
(2)	Install additional or relocated lighting, telephones, water pipes, electrical equipment, or other facilities.
(3)	Install safes or other heavy objects.
(4)	Change the locks on the entrance doors.

2	Any public taxes, including fixed asset tax, urban planning tax, and real estate acquisition tax imposed as a result of the installations, fixtures, or other construction carried out by Party B, shall be borne by Party B, regardless of ownership or name.
3	If such public taxes are imposed on the main structure of the Property, Party A shall fairly and reasonably apportion the tax amount and claim it in writing from Party B.

(Restrictions on Co-habitation and Residential Use)

Article 14	Without Party A’s written approval, Party B shall not allow any third party to cohabit or display their name on the Property or use it as a liaison office.

2	Party B shall not allow any officers, employees, or other related persons of Party B to reside in the Property.

(Prohibited Activities)

Article 15	In using the Property, Party B shall not engage in the following activities:

(1)	Store explosive materials or other hazardous, filthy, or malodorous items that may cause inconvenience to neighbors.
(2)	Smoke within the rented room.
(3)	Cause damage to the building or engage in activities that may cause such damage.
(4)	Install signboards, advertisements, or other structures in places other than those designated within the building premises.
(5)	Attach or write letters on the advertising banners or window glass.

(6)	Bring in or keep animals (including tropical fish) within the building.
(7)	Engage in any activities prohibited by Party A to maintain the building’s safety, aesthetics, and dignity.

(Duty of Care)

Article 16	Party B shall use the Property and the building’s common areas with the duty of care of a good manager.

2	Party B shall not engage in activities that cause inconvenience to other tenants or damage the building, including the Property.

(Liability for Damages)

Article 17	If Party B or its agents, employees, or related persons cause damage to Party A or other tenants due to intent or negligence, Party B shall compensate for the damages.

2	In the event of damage to the Property (including attached facilities) or the building’s common areas, Party B shall immediately notify Party A.
3	The amount of compensation for such damages shall be determined based on the cost of restoration work or replacement, as well as other damages incurred.

(Disclaimer)

Article 18

Article 18	Party A shall not be liable for any damages incurred by Party B due to natural disasters, fire, theft, or other causes not attributable to Party A.

2	Party A shall not be liable for any damages incurred by Party B due to the suspension of use of the Property or common areas or facilities due to necessary repairs, changes, or modifications carried out by Party A for maintenance and management. However, this does not apply to damages caused by Party A’s intent or negligence.

(Repairs and Partial Loss)

Article 19	If damage or malfunction requiring repairs occurs in the Property or the building’s fixtures and facilities, Party B shall promptly notify Party A.

2	Party A shall carry out necessary repairs at its own expense if it deems them necessary for the maintenance and preservation of the building. Party B shall bear the cost of repairs carried out without Party A’s prior notice and approval.

3	If the damage or malfunction was caused by Party B’s actions, Party B shall bear the cost of repairs and carry out the repairs under Party A’s instructions.
4	Party B shall bear the cost of minor repairs (including repainting and replacing wallpaper) to the walls, ceilings, floors, and windows within the rented room.
5	Notwithstanding Article 611, Paragraph 1 of the Civil Code, if a part of the Property is lost due to a cause not attributable to Party B, Party B may request a rent reduction proportionate to the lost portion, provided that Party B promptly notifies Party A in writing. If no such notification is made, Party B may not claim a rent reduction for the period before the notification.

(Inspection of Facilities)

Article 20	Party A and its agents or employees may enter the Property for inspection and take appropriate measures if necessary for the management, repair, fire prevention, hygiene, theft prevention, or rescue. However, in case of emergencies where prior notice cannot be given, Party A may enter without prior notice and shall report to Party B afterward.

(Termination During Lease Term)

Article 21	If Party A or Party B intends to terminate this Agreement during the lease term, they must notify the other party in writing at least six months in advance. However, Party B may terminate the Agreement immediately by paying an amount equivalent to six months’ rent and common service fees in lieu of such notice.

(Termination Due to Breach of Agreement)

Article 22	If Party A or Party B commits any of the following acts, the other party may terminate this Agreement without prior notice. In such cases, the party suffering damages may claim compensation from the other party:

(1)	If the payment of rent or common service fees is delayed and the total amount in arrears reaches two months.
(2)	If the bank transactions are suspended, or if provisional attachment, provisional disposition, or compulsory execution is initiated, or if bankruptcy, civil rehabilitation, corporate reorganization, special liquidation, or other legal insolvency proceedings are initiated.
(3)	If the business license is revoked or suspended by the competent authorities.

(4)	If it is found that Party A or Party B, or the representative of Party A or Party B, or the person who substantially holds management rights, has, at any time in the past, present, or future, been associated with an organization recognized as anti-social (such as a gang, gang member, or other individuals involved in criminal activities related to illegal or criminal proceeds) or has been under the control of such an organization.
(5)	If Party A or Party B repeatedly or continuously allows anti-social organizations to enter or use the Property or permits third parties to use it for similar purposes.
(6)	If Party A or Party B or Party B’s employees engage in criminal activities that lead to police intervention on the Property, common areas, or surrounding areas.
(7)	If Party A or Party B or Party B’s employees cause anxiety, discomfort, or inconvenience to other tenants or nearby residents through coarse behavior or language on the Property, common areas, or surrounding areas.
(8)	If any clause of this Agreement is violated.

(Termination Due to Force Majeure)

Article 23	If the entire building or a part of it is lost or damaged due to a natural disaster or other cause not attributable to Party A, rendering the Property unusable, this Agreement shall be automatically terminated.

2	Party A and Party B shall not be liable to each other for any damages incurred due to the termination of this Agreement under the preceding paragraph.

(Restoration and Return of Property)

Article 24	If this Agreement is terminated due to the expiration of the lease term, cancellation, or any other reason, Party B shall restore the Property to its original condition and return it to Party A by the termination date.

2	In restoring the Property to its original condition, Party B shall, at its own expense, remove any fixtures, partitions, fittings, and other equipment installed by Party B.
3	Regardless of the length of occupancy, Party B shall, at its own expense, carry out the following works on the Property and its attached facilities and repair and clean any damaged or soiled areas before returning them to Party A:

(1)	Repainting of doors

(2)	Repainting of ceilings
(3)	Repainting of walls
(4)	Replacement of flooring and tile carpet
(5)	Replacement of fluorescent lights, etc.

4	The works specified in Paragraphs 2 and 3 shall be carried out by the contractor designated by Party A.
5	If Party B does not restore the Property to its original condition, Party A may act on behalf of Party B at Party B’s expense.
6	If Party B does not remove and take out its fixtures and other belongings in the building by the return date, Party A may dispose of them at Party B’s expense without liability for any damages incurred by Party B due to such disposal.
7	If there are any items installed by Party A at Party B’s request, Party B shall, at its own expense, remove them and return them to Party A upon Party A’s request.

(Penalty)

Article 25	If Party B fails to fulfill the obligation to vacate the Property after the termination of this Agreement, Party B shall pay a penalty to Party A equivalent to twice the daily amount of rent, common service fees, and other costs for the period during which the obligation to vacate is not fulfilled. Additionally, if Party A incurs damages due to the delay in vacating, Party B shall compensate for those damages.

2	The costs of reminders, legal procedures, and other expenses incurred due to Party B’s failure to vacate the Property shall be borne by Party B.

(Claims for Reimbursement, etc.)

Article 26	Upon vacating the Property, Party B shall not claim any relocation fees, eviction fees, compensation, necessary expenses, key money, or any other similar claims from Party A for any reason.

2	Party B shall not claim the purchase of any fixtures or other items from Party A as stipulated in Article 24.

(Method of Approval)

Article 27	All matters requiring Party A’s approval and notifications under this Agreement shall be carried out in writing.

(Building Regulations)

Article 28	If Party A establishes building regulations and notifications for building management and notifies Party B or posts them in a suitable location, Party B and its employees shall comply with them.

(Notification of Changes)

Article 29	If there is any significant change in the name, merger, business purpose, or other commercial registration details of Party B at the time of the conclusion of this Agreement, Party B shall immediately notify Party A.

(Notarized Deed)

Article 30	If either Party A or Party B requests it, a notarized deed shall be prepared for this Agreement, with the costs borne equally by Party A and Party B.

(Agreed Jurisdiction)

Article 31	If any dispute arises in connection with this Agreement, the Fukuoka Summary Court or the Fukuoka District Court shall have jurisdiction.

(Matters for Consultation)

Article 32	Any matters not stipulated in this Agreement or any doubts regarding the interpretation of any clause of this Agreement shall be resolved through sincere consultation between Party A and Party B in accordance with relevant laws or general customs.

(Confidentiality)

Article 33	Party A and Party B shall not disclose any provisions of this Agreement, other agreements ancillary to this Agreement, or any information obtained in connection with this Agreement (hereinafter referred to as “Confidential Information”) to any third party without the other party’s consent, and shall use such information only for the execution of this Agreement. However, this does not apply to disclosures made to legal professionals, such as lawyers, certified public accountants, or tax accountants, who are legally bound by confidentiality obligations, or to disclosures required by public authorities or government agencies within the necessary scope.

2	The confidentiality obligation under this Agreement does not apply to information that falls under any of the following categories:

(1)	Information already in possession at the time of disclosure.
(2)	Information that was already public knowledge at the time of disclosure.
(3)	Information that becomes public knowledge after disclosure without any fault of the receiving party.
(4)	Information lawfully obtained from a third party with the proper authority.
(5)	Information independently developed or obtained without using the information disclosed by the other party.

(Special Provisions)

Article 34	The rent specified in Article 4, Paragraph 1, Item 1 of this Agreement shall be exempted for the period from February 1, 2023, to February 28, 2023. However, the common service fees specified in Paragraph 1, Item 2 of the same article and the costs specified in Article 5 of this Agreement shall remain in effect as stipulated in this Agreement.

This Agreement is executed in duplicate, and each party shall retain one copy.

January 31, 2023

Lessor (Party A):

1-22 Momochihama 2-chome, Sawara-ku, Fukuoka City

Fukuoka SRP Co., Ltd.

Representative Director: Hirohiko Nagaura (Company chop)

Lessee (Party B):

4th Floor, SANOS Nihonbashi, 2-34-5 Nihonbashi Ningyocho, Chuo-ku, Tokyo

PicoCELA Inc.

Representative Director: Hiroshi Furukawa (Company chop)

Witness: Minister of Land, Infrastructure, Transport and Tourism (3) No. 7663 Osaka,

Umeda 1-11-4, 21st Floor

Office Navi Co., Ltd.

Representative Director: Naoyuki Kanamoto (Company chop)

(Fukuoka) No. 048972 Ryota Eto (Seal)

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福岡SRPセンタービル

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